EXHIBIT 99.1

2012 Base Salaries and Target Discretionary Bonuses

Officer	Position	2012 Base Salary	2012 Target Discretionary Bonus (1)
Shane Evangelist	Chief Executive Officer	$425,000	$340,000
Theodore R. Sanders	Chief Financial Officer	$307,500	$153,750
Aaron E. Coleman	Chief Operating Officer	$300,000	$150,000
Houman Akhavan	Vice President of Marketing	$270,000	$95,000
Charles Fischer	Senior Vice President of Global Sourcing and Procurement	$230,000	$90,000

(1)
Each of Messrs. Evangelist, Sanders, Coleman, Akhavan and Fischer have elected to have his bonus paid in common stock of U.S. Auto Parts Network, Inc. (the “Company”), with the number of shares based upon the closing price on December 7, 2011.